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                                                                  EXECUTION FORM


                             ECO SOIL SYSTEMS, INC.
                              10740 THORNMINT ROAD
                           SAN DIEGO, CALIFORNIA 92127

                                                   Dated as of November 12, 1999

TO EACH OF THE PURCHASERS LISTED IN
     THE ATTACHED SCHEDULE A

                           AMENDMENT NO. 3 AND WAIVER

Ladies and Gentlemen:

                  Reference is made to the Note and Warrant Purchase Agreement, dated as of August 25, 1998, as amended by a letter agreement, dated March 31, 1999, and by Amendment No. 2, dated as of June 30, 1999 (as so amended, the "Note Agreement"), among Eco Soil Systems, Inc., a Nebraska corporation (the "Company"), and Albion Alliance Mezzanine Fund, L.P. and Paribas Capital Funding LLC (collectively, the "Purchasers"). The Purchasers hold 100% of the Notes outstanding under the Note Agreement. Capitalized terms used herein without definition have the meanings specified therefor in the Note Agreement.

                  The Company hereby agrees with the Purchasers as follows:

                  1. LIMITED WAIVER. The Company represents and warrants that, except for (a) the Company's non-compliance with sections 10.2(a), (b) and (c) of the Note Agreement for the quarter ended September 30, 1999, (b) any past failure of the Company to have provided monthly financial reports of the type and within the time period set forth in section 7(e) of the Note Agreement and (c) any past failure of the Company to have provided notice of its non-compliance with the covenants referred to in this paragraph 1 within the time period set forth in section 7(h) of the Note Agreement (the "Existing Defaults"), no condition or event exists which constitutes an Event of Default or Potential Event of Default. In consideration of the agreements of the Company set forth hereinafter, the Purchasers hereby waive the Existing Defaults. This waiver is limited to the Existing Defaults and may not be construed to extend to any other or subsequent Events of Default, whether or not disclosed.


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                  2.       AMENDMENT OF SECTION 11. Section 11 of the Note
Agreement is hereby amended to add after subdivision (j) thereof the following new subdivision (k):

                           "(k) if the Amendment No. 4 Transactions shall not have been consummated to the satisfaction of the Purchasers on or prior to December 10, 1999;"

                  3. ADDITIONAL DEFINITION. The following defined term is hereby added to section 14 of the Note Agreement in the appropriate alphabetical order:

                           "AMENDMENT NO. 4 TRANSACTIONS: collectively, the following instruments and transactions:

                                    (a) the execution and delivery by the
                  Company of Amendment No. 4 to this Note Agreement, providing for:

                                    (i) the amendment of sections 10.2(a), (b)
                           and (c) of this Agreement for the fiscal quarters ending December 31, 1999, March 31, 2000 and June 30, 2000, to replace the ratios set forth therein with a requirement that the Company have EBITDA for such quarters of not less than zero, negative $750,000 and $2,700,000, respectively; and for the fiscal quarter ending September 30, 2000, to amend the ratios set forth therein to be not greater than 4.31 to 1, for section 10.2(a), not greater than 6.15 to 1, for
                           section 10.2(b), and not less than 1.5 to 1, for
                           section 10.2(c);

                                    (ii) the amendment of sections 10.2(d) of
                           this Agreement for the fiscal year 2000 to prohibit the Company from making Capital Expenditures of more than $1,000,000 for such fiscal year;

                                    (iii) the amendment of section 10.1 of this
                           Agreement to provide that the references therein to
                           section 10.2 mean section 10.2 as in effect prior to the amendments contemplated by paragraph (i) above;

                                    (iv) the addition to section 9 of this
                           Agreement of a new provision requiring the


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                           Company to apply the cash proceeds received by the
                           Company or its Subsidiaries after the date of the Amendment No. 4 Transactions as consideration for the issuance of capital stock or securities convertible into or exercisable for capital stock, as follows:
                           (x) the first $7,500,000 of such proceeds to the prepayment of the Notes, without premium, and accrued interest thereon; (y) the next $2,500,000 of such proceeds to be retained by the Company and (z) 50% of all proceeds received after the first $10,000,000 to be applied to the prepayment of the Notes, without premium, and accrued interest thereon; (excluding, however, from any of the proceeds referred to in this paragraph (iv) the first $5,000,000 of the proceeds of the issuance of capital stock to Palladin Group or other investors approved by the Purchasers and amounts received pursuant to the exercise of employee stock options or any outstanding warrants);

                                    (v) the amendment of section 9 to eliminate
                           the premium on voluntary prepayment of the Notes; and

                                    (vi) the payment of the reasonable fees and
                           expenses of counsel for the Purchasers incurred in connection with Amendment No. 3 and 4 to this Agreement;

                  or, in each case, such other amendments as shall be satisfactory to the Purchasers;

                                    (b) the execution and delivery by the
                  Company of an amendment to the Warrants, (i) advancing the commencement of the exercise period of the Warrants from February 25, 2000 to the date of the Amendment No. 4 Transactions; (ii) extending the expiration of the exercise period from August 25, 2003 to August 25, 2005 and (iii) adding a provision satisfactory to the Purchasers requiring that, in the event any exercise of Warrants (including the new warrants provided in paragraph (d) below) causes such any Purchaser to violate any provision of applicable law, the Company will either cooperate with such Purchaser


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                  in any efforts by it to dispose of some or all of it shares of
                  Common Stock so as to avoid such violation or use its best efforts to create a non-voting stock to be issued to such Purchaser upon exercise in lieu of the Common Stock;

                                    (c) the issuance to the Purchasers of a
                  number of shares of Common Stock equal to X in the following formula (each Purchaser to receive its PRO RATA share of such number of shares):

                  X = 1,275,000 / Q

                  Q = the lesser of (i) $4.00 and (ii) the average of the closing price for the Common Stock for the ten consecutive trading days immediately prior to the date of the Amendment No. 4 Transactions;

                                    (d) the issuance to the Purchaser of new
                  warrants, having the same exercise price, exercise period and other terms as the Warrants (as amended pursuant to paragraph
                  (b) above), for the purchase of a number of shares of Common Stock equal to Y in the following formula (each Purchaser to receive its PRO RATA share of such number of shares):

                  Y = [262,500 x (8 / Q)] - 262,500

                  Q has the meaning specified in paragraph (c);

                                    (e) the execution and delivery by the
                  Company of an agreement to issue to the Purchasers on March 31, 2000, an additional number of shares of Common Stock equal to the greater of 1,000,000 and 5% of the fully-diluted Common Stock on the date of the Amendment No. 4 Transactions (each Purchaser to receive its PRO RATA share of such number of shares) if on such date the Notes shall not have been prepaid; such amount to be reduced in the case of a partial prepayment of the Notes, in proportion to the amount of the Notes prepaid; such share quantities to be adjusted in the event of share splits on or prior to such date;

                                    (f) the execution and delivery by the
                  Company of an agreement conferring on the shares issued pursuant to the foregoing paragraphs (c),


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                  (d) and (e) registration rights comparable to the registration rights currently set forth in the Warrants;

                                    (g) the timely payment on November 25, 1999,
                  of the interest payment due on the Notes on that date; and the payment into an escrow account on or prior to December 10, 1999, on terms satisfactory to the Purchasers, of an amount sufficient to pay the interest payment to become due on the Notes on February 25, 2000; and

                                    (h) the delivery by the Company to the
                  Purchaser of a certificate to the effect that, after giving effect to the above transactions, no Event of Default or Potential Event of Default exists."

                  4. RATIFICATION. Except as amended hereby, all of the provisions of the Note Agreement shall remain in full force and effect.

                  5. MISCELLANEOUS. This Amendment and Waiver shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. THIS AMENDMENT AND WAIVER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings in this Amendment and Waiver are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Amendment and Waiver may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                    [THIS SPACE IS LEFT BLANK INTENTIONALLY]


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                  If the Purchasers are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Company, whereupon this letter shall become a binding agreement between the Purchasers and the Company.

                                         Very truly yours,

                                         ECO SOIL SYSTEMS, INC.

                                         By:_________________________________

The foregoing Amendment is
hereby agreed to as of the
date hereof.

ALBION ALLIANCE MEZZANINE FUND, L.P.

By:  Albion Alliance LLC,
     its General Partner

     By:___________________________
     Name:  Peter C. Gummeson
     Title: Senior Vice President

PARIBAS CAPITAL FUNDING LLC

By: ___________________________
Name:  Jeff Youle
Title: Managing Director


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